Bird Announces Third Quarter 2022 Financial Results Third Quarter Revenue Increased by 19% YoY to $72.9 Million Gross Margin Reached Record High of 38% GAAP Net Loss But First Positive Adjusted EBITDA and Operating Cash Flow Quarter Achieved Annual Run-Rate Savings of $80 Million; Targeting $30-$40 Million Cost Reduction by Early 2023 (Miami, FL) – November 14, 2022 – Bird Global, Inc. ("Bird" or the "Company") (NYSE: BRDS), a leader in environmentally friendly electric transportation, today announced financial results for the third quarter ended September 30, 2022. • Revenue increased 19% to $72.9 million, compared to $61.1 million in the same period in 2021 (the "prior year period"), driven by a 15% increase in Sharing revenues. • Consolidated gross margin was 38%, up 25 percentage points compared to 13% in the prior year period as a result of lower depreciation, operating efficiencies as we scale across larger fleet manager partners and a one-time benefit from contra-cost of product sales. • Ride Profit (before Vehicle Depreciation) was $37.7 million, representing an increase of 41% compared to $26.7 million in the prior year period. Ride Profit Margin (before Vehicle Depreciation) was 55%, up 10 percentage points compared to 45% in the prior year period, benefiting from lower operating costs. • Total operating expenses were $29.4 million, down $10.6 million from the prior year primarily due to lower stock- based compensation expense. Adjusted Operating Expenses were $40.0 million, up 9% year-over-year, but declined from $56 million last quarter. • Net loss was $9.8 million compared to a net loss of $42.1 million in the prior year period. • Adjusted EBITDA was $0.2 million compared to Adjusted EBITDA loss of $9.9 million in the prior year period. Shane Torchiana, President and CEO of Bird, said, "We successfully delivered our first quarter of positive Adjusted EBITDA and positive cash flow from operations, demonstrating our commitment to accelerate our focus on profitability. We also achieved our cost savings guidance provided earlier in the year after successfully managing our operating expenses over the past two quarters. As we continue to set the bar higher, we are now targeting an incremental $30 to $40 million of annualized cost reductions and will continue to drive toward our goal of achieving positive Adjusted EBITDA in full year fiscal 2023." Mr. Torchiana continued, "While our true north and mission as a company is to provide clean, car-free transportation alternatives to consumers and cities around the world, the lack of a robust regulatory framework in select cities and countries creates an operating environment that is unsustainable for micromobility operators. As a result, we made the decision in the quarter to reduce our footprint across a number of unprofitable cities in both EMEA and North America, including a full exit from three European countries, so we can focus the business on a path to achieve profitability and self-sustainability. Looking ahead, we plan to grow our business through measured geographic expansion and optimization of our pricing and deployment strategies, leveraging our best-in-class vehicles, technology platform and global brand.” Outlook Ben Lu, CFO of Bird, commented, "Our third quarter financial results reflect solid double-digit revenue growth. Our gross margin reached an all-time high for the third quarter, demonstrating the strong unit economics of our Sharing business. Combined with disciplined cost management and cost savings from earlier in the year, we achieved our first quarter of positive Adjusted EBITDA and cash flow from operations. These earlier cost optimization initiatives, along with additional savings ahead from our reduced city footprint and cost realignment, are now expected to result in an annualized Adjusted Operating Expense run-rate of $120 million to $130 million by early fiscal year 2023."

Mr. Lu continued, "While the restatement we announced today related to our overstatement of revenue from failed payments has reduced our historical revenues, we are in the process of completing an unrelated analysis on preloaded wallet balances that we do not expect to be redeemed in the future, which we expect to complete in Q4 2022. Upon completion, we expect to record on-going breakage revenue and anticipate booking a true-up that would increase our revenues next quarter. As a result of these two accounting adjustments, we are withdrawing our previous fiscal year 2022 revenue guidance of $275 to $325 million."

Bird Global, Inc.

(Preliminary Results, in million, except as otherwise noted)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2022	2021	% Change	2022	2021	% Change
	(Unaudited)	*(Restated)*		*(Unaudited)*	*(Restated)*	
Rides	16.5	15.1	9%	38.3	30.8	25%
Avg. Rides per Deployed Vehicles per Day	1.5x	2.1x	(26)%	1.4x	1.7x	(21)%
Average Deployed Vehicles (in thousands)	117.3	78.5	49%	102.2	65.1	57%
Gross Transaction Value	$ 89.4	$ 79.5	13%	$ 218.5	$ 182.1	20%
Revenue [2]	$ 72.9	$ 61.1	19%	$ 175.0	$ 141.0	24%
Gross margin [2]	38%	13%	2,500 bps	3%	13%	(1,000) bps
Sharing gross margin [2]	37%	14%	2,300 bps	22%	15%	700 bps
Ride Profit (before Vehicle Depreciation) [1][2]	55%	45%	1,000 bps	47%	42%	500 bps
Ride Profit (after Vehicle Depreciation) [1][2]	38%	15%	2,300 bps	23%	15%	800 bps
Total operating expenses	$ 29.4	$ 40.0	(26)%	$ 447.6	$ 122.0	267%
Adjusted Operating Expenses [1]	$ 40.0	$ 36.6	9%	$ 146.1	$ 112.0	30%
Net loss [2]	$ (9.8)	$ (42.1)	77%	$ (322.3)	$ (168.2)	(92)%
Adjusted EBITDA [1][2]	$ 0.2	$ (9.9)	102%	$ (68.2)	$ (57.1)	(19)%
Cash flows from operations	$ 2.2	$ (20.8)	111%	$ (44.9)	$ (66.4)	32%
Free Cash Flow [1]	$ (1.2)	$ (64.8)	98%	$ (131.7)	$ (181.8)	28%

(1) Ride Profit, Ride Profit Margin, Adjusted Operating Expenses, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and the appendix to this press release for a reconciliation to the most comparable GAAP measures.

(2) Reflects adjustments to Sharing revenue of $12.7 million for the nine months ended September 30, 2022, and $4.3 million and $10.1 million for the three and nine months ended September 30, 2021.

Subsequent Events

On October 11, 2022, the Company announced that its wholly owned consolidated special purpose vehicle entity had amended its existing $150 million vehicle financing facility with long-time partners Apollo Investment Corporation and MidCap Financial Trust. The amendment better aligns amortization payments with seasonal peaks of the business in the summer months when vehicles generate the most cash and provides greater financial flexibility in the winter months. Additionally, the Company paid down $45 million of the facility loan balance using primarily restricted cash, which will significantly reduce the Company's future interest and amortization payments.

On October 18, 2022, the Company made the decision to fully exit three European countries (Germany, Sweden, and Norway), and to wind down operations in several dozen additional, primarily small to mid-sized markets across the United States and EMEA.

During the fourth quarter, we anticipate completing an analysis of our preloaded wallet balances. Upon completion of this analysis, we expect to record breakage revenue based on historical redemption patterns, and the aging of rider wallet balances. The North America wallet balance makes up $66.9 million of the deferred revenue balance of $74.6 million as of September 30, 2022. Restatement As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), in connection with the preparation of the Company’s condensed consolidated financial statements as of September 30, 2022, and for the three and nine months then ended, the Company identified an error related to its business system configuration that impacted the recognition of revenue on certain trips completed by customers of its Sharing business ("Rides") for which collectability was not probable. As a result, the Company is restating (i) its audited consolidated financial statements as of December 31, 2021 and 2020, and for the years then ended, and quarterly periods within those years, included in the Annual Report on Form 10-K filed with the SEC on March 15, 2022, (ii) its condensed consolidated financial statements as of March 31, 2022, and for the three months then ended, included in the Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022 and (iii) its condensed consolidated financial statements as of June 30, 2022, and for the three and six months then ended, included in the Quarterly Report on Form 10-Q filed with the SEC on August 15, 2022. Going Concern The Company’s ability to fund working capital, make capital expenditures, and service its debt will depend on its ability to generate cash from operating activities, which is subject to its future operating success, and obtain financing on reasonable terms, which is subject to factors beyond its control, including general economic, political, and financial market conditions. The capital markets have in the past experienced, are currently experiencing, and may in the future experience, periods of volatility that could impact the availability and cost of equity and debt financing and there can be no assurances that such financing will be available to the Company on satisfactory terms, or at all. As of September 30, 2022, the Company had $38.5 million in unrestricted cash and cash equivalents which, without additional funding, will not be sufficient to meet the Company’s obligations within the next twelve months. If the Company is unable to raise additional capital or generate cash flows necessary to expand its operations and invest in continued innovation, it may not be able to compete successfully and may need to scale back or discontinue certain or all of its operations in order to reduce costs or seek bankruptcy protection, which would harm its business, financial condition, and results of operations. As such, these factors raise substantial doubt about the Company’s ability to continue as a going concern. Accordingly, the Company plans to continue to closely monitor its operating forecast, reduce its operating expenses, and pursue additional sources of outside capital. Along with this global footprint realignment, the Company is targeting additional reductions in its operating expenses. Presentation This press release presents historical results, for certain periods presented, of Bird Rides, Inc., the predecessor of Bird Global, Inc. for financial reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of Bird Global, Inc. would have been had the business combination with Switchback II Corporation (the "Business Combination") occurred prior to such periods. All financial comparisons in this press release compare our financial results from the third quarter of 2022 to our financial results from the third quarter of 2021. Conference Call Information A conference call to discuss the Company’s third quarter 2022 financial results and other business updates is scheduled for today, November 14, 2022, at 4:30 pm Eastern time. Those interested in participating in the call are invited to visit our investor relations website (https://ir.bird.co) for a live audio webcast of the conference call. A recording of the conference call will be available approximately two hours following the call and can be accessed online for 90 days.

About Bird Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird is rapidly expanding. Today, Bird has facilitated over 175 million rides on Bird vehicles through its ride-sharing business and makes its products available for purchase at www.bird.co and via leading retailers and distribution partners. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there. Non-GAAP Financial Measures and Key Metrics This press release contains "Ride Profit," "Ride Profit Margin," "Adjusted Operating Expenses," "Adjusted EBITDA," and "Free Cash Flow" which are measures that are not prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Ride Profit reflects the profit generated from rides in our Sharing business after accounting for direct ride expenses, which primarily consist of payments to Fleet Managers. Other ride costs include payment processing fees, network infrastructure, and city permit fees. We calculate Ride Profit (i) before vehicle depreciation to illustrate the cash return and (ii) after vehicle depreciation to illustrate the impact of the evolution of our vehicles. Ride Profit Margin is Ride Profit divided by the revenue we generate from our Sharing business. We use Ride Profit Margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that Ride Profit and Ride Profit Margin are useful indicators of the economics of our Sharing business, as they exclude indirect unallocated expenses such as research and development, selling and marketing, and general and administrative expenses. Adjusted Operating Expenses is a supplemental measure of operating expenses used to provide investors with additional information about the Company's business performance. We believe Adjusted Operating Expenses is useful in evaluating the operational costs of our business as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted Operating Expenses as total operating expenses, adjusted to exclude (i) depreciation and amortization associated with operating expenses, (ii) stock-based compensation expense, (iii) legal settlements and reserves, (iv) impairment of assets, and (v) other non-recurring, non-cash, or non-core items. Adjusted EBITDA is a supplemental measure of operating performance used to inform management decisions for the business. We believe Adjusted EBITDA is useful in evaluating our performance on a relative basis to other comparable businesses as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted EBITDA as net profit or loss, adjusted to exclude (i) interest expense (income), net, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) vehicle count adjustments, (v) stock-based compensation expense, (vi) other income (expense), net, (vii) legal settlements and reserves, (viii) impairment of product sales inventory, (ix) impairment of assets, and (x) other non-recurring, non-cash, or non-core items. Free Cash Flow is a non-GAAP financial measure used by our management and board of directors as an important indicator of our liquidity, as it is an additional basis for assessing the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations related to the use of free cash flow as an analytical tool, including: other companies may calculate free cash flow differently, which reduces its usefulness as a comparative measure; free cash flow does not reflect our future contractual commitments; and free cash flow does not represent the total residual cash flow for a given period. We calculate Free Cash Flow as net cash provided by (used in) operating activities, adjusted to exclude capital expenditures, which consist of purchases of vehicles and property and equipment. There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from Ride Profit, Ride Profit Margin, Adjusted

Operating Expenses, Adjusted EBITDA and Free Cash Flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this press release. This press release also contains certain key business metrics which are used to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Gross Transaction Value ("GTV") reflects the total dollar value, excluding any applicable taxes, of Rides in our Sharing business and vehicle sales to retail customers and Bird Platform partners, in each case without any adjustment for retail discounts or refunds. In order to calculate GTV, we add back contra revenues from both Sharing and Product Sales and adjustments to the Bird Platform revenue we recognize. GTV is a key indicator of the scale of our business and ultimately drives revenue. We calculate Rides as the total number of paid and unpaid trips completed by customers of our Sharing business. Rides are seasonal to a certain degree. Deployed Vehicles reflects the number of vehicles available to riders through our Sharing business. We calculate Deployed Vehicles on a pro-rata basis over a 24-hour period, wherein two vehicles deployed for a combined period of 24 hours equate to one Deployed Vehicle. Rides per Deployed Vehicle per Day ("RpD") reflects the rate at which our shared vehicles are utilized by riders. We calculate RpD as the total number of Rides divided by total Deployed Vehicles in our Sharing business each calendar day. Forward-Looking Statements This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expected path to profitability, expansion plans, future operations, future operating results and financial condition, anticipated Adjusted Operating Expenses for full year 2022, anticipated Adjusted EBITDA for full year 2023, plans to exit certain markets and anticipated cost savings associated with such exits, future payments due under our credit facility, our plans to seek additional capital, losses, projected costs, prospects, plans, expectations regarding the recording of breakage revenue, and objectives of our management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue," "project," or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: risks relating to the restatement of our consolidated financial statements; our recurring losses from operations, which raise substantial doubt regarding our ability to continue as a going concern, such that we may need to scale back, discontinue, or cease certain or all of our operations or seek bankruptcy protection; the potential impact of a material weakness in our internal control over financial reporting; the current macroeconomic environment, including as a result of the ongoing COVID-19 pandemic, labor and inflationary pressures, and rising interest rates, on our business, financial condition, and results of operations; our ability to cure our New York Stock Exchange (“NYSE”) price deficiency and meet the continued listing requirements of the NYSE; risks related to our relatively short operating history and our new and evolving business model, which makes it difficult to evaluate our future prospects, forecast financial results, and assess the risks and challenges we may face; our ability to achieve or maintain profitability in the future; our ability to retain existing riders or add new riders; our Fleet Managers’ ability to maintain vehicle quality or service levels; our ability to evaluate our business and prospects in the new and rapidly changing industry in which we operate; risks related to the impact of poor weather and seasonality on our business; our ability to obtain vehicles that meet our quality specifications in sufficient quantities on commercially reasonable terms; our ability to compete successfully in the highly competitive industries in which we operate; risks related to our substantial indebtedness; our ability to secure additional financing; risks related to the effective operation of mobile operating systems, networks and standards that we do not control; risks related to action by governmental authorities to restrict access to our products and services in their localities; risks related to claims, lawsuits, arbitration proceedings, government investigations and other proceedings to which we are regularly subject; risks related to compliance, market and other risks, including the ongoing conflict between Ukraine and Russia, in relation to any expansion by us into international markets; risks related to the impact of impairment of our long-lived assets; and the other important factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10- Q for the quarter ended June 30, 2022, and described from time to time in our future reports filed with the SEC. The forward- looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances. Financial Disclosure Advisory The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the third quarter ended September 30, 2022, as well as the restatement of our consolidated financial statements for the years ended December 31, 2021 and 2020 (and quarterly periods within those years) and the first and second quarters of 2022, are not yet complete. As a result, these estimates are not a comprehensive statement of the Company’s financial results for the three and nine months ended September 30, 2022 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the preparation and review of the Company’s financial statements for the quarter ended September 30, 2022, the restatement of our historical consolidated financial statements, and the subsequent occurrence or identification of events prior to the formal issuance of the third quarter financial results. Investor Contact Karen Tan Investor@bird.co Media Contact press@bird.co

Bird Global, Inc. Condensed Consolidated Balance Sheets (Preliminary results, in thousands, except per share amounts and number of shares) September 30, December 31, 2022 2021 (Unaudited) (Restated) Assets Current assets: Cash and cash equivalents $ 38,529 $ 128,556 Restricted cash and cash equivalents—current 48,733 30,142 Accounts receivable, net 5,582 8,397 Inventory, net 2,167 28,242 Prepaid expenses and other current assets 22,137 33,777 Total current assets 117,148 229,114 Restricted cash and cash equivalents—non current 450 1,203 Vehicle deposits 60,705 117,071 Vehicles, net 108,338 118,949 Goodwill — 121,169 Other assets 7,377 9,754 Total assets 294,018 597,260 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable 15,987 5,002 Accrued expenses 35,217 31,426 Deferred revenue (2) 74,608 62,440 Notes payable 103,634 49,094 Other current liabilities 8,830 5,089 Total current liabilities 238,276 153,051 Derivative liabilities 3,616 136,196 Other liabilities 8,453 6,282 Total liabilities 250,345 295,529 Commitments and contingencies (Note 11) Stockholders’ Equity Class A common stock, $0.0001 par value, 1,000,000,000 shares authorized, and 257,123,608 and 238,089,017 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively, and Class X common stock, $0.0001 par value, 50,000,000 shares authorized, 34,534,930 shares issued and outstanding as of September 30, 2022 and December 31, 2021 29 27 Additional paid-in capital 1,558,790 1,475,300 Accumulated other comprehensive (loss) income (11,678) 7,538 Accumulated deficit (2) (1,503,468) (1,181,134) Total stockholders’ equity 43,673 301,731 Total liabilities and stockholders’ equity $ 294,018 $ 597,260 (1) Shares of preferred stock and common stock have been retroactively restated to give effect to the Business Combination. (2) Reflects adjustments to deferred revenue of $19.1 million and accumulated deficit of $(19.1) million as of December 31, 2021

Bird Global, Inc.

Condensed Consolidated Statements of Operations

(Preliminary results, in thousands, except per share amounts and number of shares)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
	(Unaudited)	*(Restated)*	*(Unaudited)*	*(Restated)*
Revenues:				
Sharing[(1)]	$ 68,765	$ 59,729	$ 162,237	$ 132,202
Product sales	4,094	1,379	12,762	8,806
Total revenues	**72,859**	**61,108**	**174,999**	**141,008**
Cost of revenues:				
Cost of sharing, exclusive of depreciation	31,944	34,255	87,411	79,184
Depreciation on sharing vehicles	11,681	17,253	39,045	33,811
Cost of product sales	1,523	1,378	11,480	9,026
Impairment of product sales inventory	—	—	31,769	—
Total cost of revenues	**45,148**	**52,886**	**169,705**	**122,021**
Gross margin:				
Sharing[(1)]	25,140	8,221	35,781	19,207
Product sales	2,571	1	(30,487)	(220)
Total gross margin	**27,711**	**8,222**	**5,294**	**18,987**
Other operating expenses:				
General and administrative	16,876	30,837	185,919	91,981
Selling and marketing	3,177	3,392	13,587	10,880
Research and development	9,386	5,804	32,223	19,096
Impairment of assets	—	—	215,822	—
Total operating expenses	29,439	40,033	447,551	121,957
Loss from operations	**(1,728)**	**(31,811)**	**(442,257)**	**(102,970)**
Interest expense, net	(3,765)	(325)	(7,776)	(5,011)
Other (expense) income, net	(3,884)	(9,993)	128,214	(60,107)
Loss before income taxes	(9,377)	(42,129)	(321,819)	(168,088)
Provision for (benefit from) income taxes	389	(20)	515	110
Net loss	**$ (9,766)**	**$ (42,109)**	**$ (322,334)**	**$ (168,198)**

(1) Reflects adjustments to Sharing revenue of $4.3 million for the three months ended September 30, 2021, and $12.7 million and $10.1 million for the nine months ended September 30, 2022 and 2021, respectively.

Bird Global, Inc. Condensed Consolidated Statements of Cash Flows (Preliminary results, in thousands, except per share amounts and number of shares) Nine Months Ended September 30, 2022 2021 (Unaudited) (Restated) Cash flows from operating activities Net loss (1) $ (322,334) $ (168,198) Adjustments to reconcile net loss to net cash used in operating activities: Issuance of and mark-to-market adjustments of derivative liabilities (132,580) 53,622 Impairment of assets 215,822 — Impairment of product sales inventory 31,769 — Depreciation and amortization 40,965 37,085 Non-cash vehicle expenses 10,328 4,087 Stock-based compensation expense 82,038 4,296 Loss on extinguishment of debt — 2,304 Amortization of debt issuance costs and discounts 2,348 1,321 Bad debt expense 5,096 1,430 Other 1,025 233 Changes in assets and liabilities: Accounts receivable (2,327) 886 Inventory 14,686 (8,613) Prepaid expenses and other current assets (16,913) (9,395) Other assets 83 (12) Accounts payable 10,514 (2,331) Deferred revenue (1) 11,173 12,905 Accrued expenses and other current liabilities 4,604 6,485 Other liabilities (1,200) (2,458) Net cash used in operating activities (44,903) (66,353) Cash flows from investing activities Purchases of property and equipment (437) (60) Purchases of vehicles (86,349) (115,410) Net cash used in investing activities (86,786) (115,470) Cash flows from financing activities Proceeds from borrowings, net of issuance costs 109,106 17,552 Proceeds from issuance of redeemable convertible senior preferred stock and derivatives, net of issuance costs — 207,814 Payment for taxes related to net share settlement (2,161) — Proceeds from the issuance of common stock 372 462 Debt repayments (54,706) (40,610) Net cash provided by financing activities 52,611 184,618 Effect of exchange rate changes on cash 6,889 6,273 Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents (72,189) 9,068 Cash and cash equivalents and restricted cash and cash equivalents Beginning of period 159,901 53,767 End of period 87,712 62,835 Components of cash and cash equivalents and restricted cash and cash equivalents Cash and cash equivalents 38,529 38,667 Restricted cash and cash equivalents 49,183 24,168 Total cash and cash equivalents and restricted cash and cash equivalents $ 87,712 $ 62,835 (1) Reflects adjustments to Sharing revenue of $12.7 million and $10.1 million for the nine months ended September 30, 2022 and 2021, respectively. (2) Reflects adjustments to deferred revenue of $31.8 million and $14.6 million for the nine months ended September 30, 2022 and 2021, respectively.

Bird Global, Inc.

Calculations of Key Metrics and GAAP to Non-GAAP Reconciliations

(Preliminary results, in millions, except as otherwise noted)

Reconciliation of Gross Transaction Value to Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
(in millions)	*(Unaudited)*	*(Restated)*	*(Unaudited)*	*(Restated)*
Revenue (2)	$ 72.9	$ 61.1	$ 175.0	$ 141.0
Contra Revenue (2)	10.3	10.9	30.9	25.1
Platform Adjustment (1)	6.3	7.5	12.6	15.9
Gross Transaction Value	$ 89.4	$ 79.5	$ 218.5	$ 182.1

(1) Represents the difference between the full amount charged to Bird Platform partner riders (excluding applicable taxes) and the revenue recognized by Bird.

(2) Reflects adjustments to Sharing revenue of $4.3 million for the three months ended September 30, 2021, and $12.7 million and $10.1 million for the nine months ended September 30, 2022 and 2021, respectively.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
(in millions)	*(Unaudited)*	*(Restated)*	*(Unaudited)*	*(Restated)*
Net loss(2)	$ (9.8)	$ (42.1)	$ (322.3)	$ (168.2)
Interest expense, net	3.8	0.3	7.8	5.0
Provision for (benefit from) income taxes	0.4	—	0.5	0.1
Depreciation and amortization (1)	12.1	19.2	41.2	39.7
Vehicle count adjustments	0.9	0.6	1.5	0.2
Stock-based compensation expense	(10.3)	1.5	82.0	4.3
Tariff refunds	—	—	—	—
Other (expense) income, net	3.9	10.0	(128.2)	60.1
Legal settlements and reserves	(1.7)	0.5	(0.8)	1.9
Impairment of product sales inventory	—	—	31.8	—
Impairment of assets	—	—	215.8	—
Other non-recurring, non-cash, or non-core items	1.0	—	2.5	(0.2)
Adjusted EBITDA	$ 0.2	$ (9.9)	$ (68.2)	$ (57.1)

(1) Depreciation and amortization excludes tariff depreciation and other adjustments, which were $0.0 million and $(0.3) million for the three and nine months ended September 30, 2022, respectively, and $(0.6) million and $(2.1) million for the three and nine months ended September 30, 2021, respectively.

(2) Reflects adjustments to Sharing revenue of $4.3 million for the three months ended September 30, 2021, and $12.7 million and $10.1 million for the nine months ended September 30, 2022 and 2021, respectively.

Reconciliation of Cash Flow from Operations to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
(in millions)	*(Unaudited)*	*(Restated)*	*(Unaudited)*	*(Restated)*
Net cash provided by (used in) operating activities	$ 2.2	$ (20.8)	$ (44.9)	$ (66.4)
Capital Expenditures[1]	(3.5)	(44.1)	(86.8)	(115.5)
Free Cash Flow	$ (1.2)	$ (64.8)	$ (131.7)	$ (181.8)

(1) Capital expenditures were primarily made up of purchases of vehicles, which were $3.5 million and $44.1 million for the three months ended September 30, 2022 and 2021, and $86.3 million and $115.4 million for the nine months ended September 30, 2022 and 2021.

Reconciliation of Ride Profit to Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
(in millions)	*(Unaudited)*	*(Restated)*	*(Unaudited)*	*(Restated)*
Gross margin [4]	$ 27.7	$ 8.2	$ 5.3	$ 19.0
Vehicle depreciation [1]	11.7	17.8	39.3	35.9
Vehicle count adjustments [2]	0.9	0.6	1.5	0.2
Product Sales division [3]	(2.6)	—	30.5	0.2
Ride Profit (before Vehicle Depreciation)	37.7	26.7	76.6	55.3
Vehicle depreciation [1]	(11.7)	(17.8)	(39.3)	(35.9)
Ride Profit (after Vehicle Depreciation)	$ 26.0	$ 8.9	$ 37.3	$ 19.4

(1) We exclude vehicle depreciation as these costs are non-cash in nature. Vehicle depreciation excludes tariff depreciation adjustments, which were $0.0 million and $(0.3) million for the three and nine months ended September 30, 2022, respectively, and $(0.6) million and $(2.1) million for the three and nine months ended September 30, 2021, respectively.

(2) We exclude vehicle count adjustments as these are adjustments made based on results of physical inventory counts, which are non-cash in nature.

(3) We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners. Product Sales division includes impairment of inventory and inventory deposits, which were $0.0 million and $31.8 million for the three and nine months ended September 30, 2022, respectively.

(4) Reflects adjustments to Sharing revenue of $4.3 million for the three months ended September 30, 2021, and $12.7 million and $10.1 million for the nine months ended September 30, 2022 and 2021, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
(in millions, unless otherwise noted)	*(Unaudited)*	*(Restated)*	*(Unaudited)*	*(Restated)*
Sharing Revenue [1]	$ 68.8	$ 59.7	$ 162.2	$ 132.2
Ride Profit Margin % (before Vehicle Depreciation)	55 %	45 %	47 %	42 %
Ride Profit Margin % (after Vehicle Depreciation)	38 %	15 %	23 %	15 %

(1) Reflects adjustments to Sharing revenue of $4.3 million for the three months ended September 30, 2021, and $12.7 million and $10.1 million for the nine months ended September 30, 2022 and 2021, respectively.

Reconciliation of Adjusted Operating Expenses to Total Operating Expenses Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 (in millions, except as otherwise noted) (Unaudited) (Restated) (Unaudited) (Restated) Total operating expenses $ 29.4 $ 40.0 $ 447.6 $ 122.0 Depreciation and amortization (1) (0.4) (1.4) (1.9) (3.8) Stock-based compensation expense 10.3 (1.5) (82.0) (4.3) Legal settlements and reserves 1.7 (0.5) 0.8 (1.9) Impairment of assets — — (215.8) — Other non-recurring, non-cash, and non-core items (1.0) — (2.5) — Adjusted Operating Expenses $ 40.0 $ 36.6 $ 146.1 $ 112.0 % of Revenue(2) 55% 60% 83% 79% (1) Depreciation and amortization is comprised of property and equipment depreciation and intangible asset amortization, which is part of total operating expenses. (2) Reflects adjustments to Sharing revenue of $4.3 million for the three months ended September 30, 2021, and $12.7 million and $10.1 million for the nine months ended September 30, 2022 and 2021, respectively.